                                                                   EXHIBIT 10.20


ADDENDUM TO CONSULTING AGREEMENT BETWEEN LAUREEN DEBUONO AND CRITICAL PATH, INC. DATED AUGUST 16, 2001

This Addendum ("Addendum") is made as of October 31, 2001 by and between Laureen DeBuono, an individual, located at __________ ("Consultant") and Critical Path, Inc., a company located at 532 Folsom Street, San Francisco, CA 94105
("Critical Path"), to the original Consulting Agreement dated August 21, 2001 ("Consulting Agreement"), between the parties to this Addendum.

The following are changes to the Consulting Agreement; all other terms in the Consulting Agreement remain the same, apply to the new Term, defined below, and are in full force and effect:

Section 2 "Term". The Term of the consulting agreement shall be extended through September 30, 2002, unless terminated under the provisions of Section 9 of the Consulting Agreement, or extended upon mutual agreement of the parties.

Section 4 "Fees and Expenses". Consultant shall continue to be paid $52,000 per month payable on the first of each month through September 2002. In addition, Consultant shall be granted, on October 31, 2001, at the market price on that date, a fully vested option to purchase 233,333 shares of Critical Path stock. In addition, as stated in the Consulting Agreement, in the event other executive officers receive stock options as a result of a financing, stock split, annual option grant program or other similar event, then the Consultant will receive additional stock options on a "proportional basis". During the Term of the Agreement, Consultant will be subject to all the restrictions imposed on executive officers with regard to trading in Critical Path stock. After the Term of the Agreement, there will be no such restrictions imposed on Consultant.

Section 9 "Termination". The provisions of this section extend to the Term through September 30, 2002.

Lastly, the parties agree that Consultant shall have a flexible work schedule that permits Consultant to work from home on an occasional basis.



BY: /s/ LAUREEN DEBUONO
    ---------------------------------
Laureen DeBuono
"Consultant"

BY: /s/ BILL MCGLASHAN
    ---------------------------------
Bill McGlashan
CEO
Critical Path, Inc.